                                                               EXHIBIT 4.2

                               PROMISSORY NOTE
                               ---------------

$859,419.69                                               Owensboro, Kentucky
                                                          Effective: 12/13/95

        FOR VALUE RECEIVED, sale and delivery of pre-recorded video cassette movies and game cartridges to Roadrunner Video Group, Inc. (formerly Roadrunner Video Enterprises, Inc.) of 819 South Floyd Street, Louisville, Kentucky 40203, receipt acknowledged, the undersigned promise to pay to the order of Wax Works, Inc., of 325 East Third Street, Owensboro, Kentucky 42303, said principal sum of EIGHT HUNDRED FIFTY NINE THOUSAND FOUR HUNDRED NINETEEN AND 69/100 ($859,419.69) DOLLARS, together with interest at the rate of twelve percent (12%), principal and interest payable monthly over 33 consecutive monthly payments of $30,000.00 each, and one final payment of $30,445.43, as per payment schedule attached hereto as Exhibit "A" and made a part hereof in its entirety. Payments shall first be applied to interest and the balance to principal. The first payment as per Exhibit "A" is due January 20, 1996. The last payment of the entire balance of principal and interest to be due and payable on or before October 20, 1998.

        The total principal sum of this note consists of the balance of principal and interest to 12/13/95 of $265,435.85 on a prior promissory note which was effective 12/20/94 and $593,983.84 of accumulated accounts payable due Wax Works, Inc. as of 12/13/95.

        The parties hereto, both makers and endorsers hereof, hereby expressly waive presentment of this note for payment, notice of nonpayment, and diligence in bringing suit against any party hereto, either makers or endorsers, and also waive any right to require suit to be brought on this note by giving notice under the provisions of the Kentucky Statutes. The sureties, drawers and endorsers consent that time of payment may be extended from time to time, without notice, and upon any extension, there shall be no waiving of any rights herein.

        All of any part of the outstanding principal and interest amount of this Note may be prepaid at any time without penalty.

        This note is secured by security agreements on inventory, accounts receivable, furniture and fixtures. The terms and conditions of said security agreements and exhibits are incorporated herein in their entirety by reference and made a part hereof.

        Upon receipt of any insufficient funds checks, in addition to being an event of default, thereafter, all purchases shall be paid by cashier's check, money order or cash equivalent documents.

                                EVENTS OF DEFAULT

        Makers shall be in default under this Note upon the happening of any of the following events:

1.      Default of any payment for a period of five (5) days;

2. Appointment of a receiver for any part or all of the property or assignment for the benefit of any creditors or commencement of any proceeding under any bankruptcy or insolvency laws by makers or guarantors;

3. As per agreement, failure to furnish Wax Works, Inc. a copy of monthly inventory (borrowing base as required by PNC Bank), a copy of current financial statements and quarterly financial statements of maker and personal financial statement of Terry W. Schneider, quarterly cash flow projections;

4. Opening or purchasing any new video stores, or liquidation of business property outside the normal course of business beyond the current number of stores as of this effective date.

5. Upon sale of any common or preferred stock or any other interest in the business without written consent of Wax Works, Inc. which shall result in Terry W. Schneider owning less than 46%;

6. Giving any individual or entity a mortgage lien position on property, excluding PNC Bank and Rentrak, without written consent from Wax Works, Inc.;

7. Failure of makers and guarantor to continue Wax Works, Inc. as exclusive distributor of pre-order purchases of movie videos and game cartridges for all company video stores (excluding the agreement with Rentrak);

        The foregoing requirement to use Wax Works, Inc. as exclusive distributor is a material consideration for this agreement and shall apply under the following circumstances:

        a. To the extent any movie video referred to herein is available through Wax Works, Inc.;

        b. Wax Works, Inc. continues to maintain timely delivery schedules for goods purchased consistent with those currently experienced by Debtor with respect to purchases from Wax Works, Inc.; Wax Works, Inc. continues to grant Debtor purchase discounts consistent with those currently experienced by Debtor with respect to purchases from Wax Works, Inc.;

        c. Unless Wax Works, Inc. is sold in total and voluntarily by Terry Woodward to another competitive distributor;

        In the event of default, all principal and accumulated interest shall be immediately due and payable and the holder of this note shall be entitled to collect all expenses incurred plus court costs resulting from efforts to collect, including a reasonable attorney's fee, which the makers and guarantor hereof agree a reasonable attorney's fee shall be fifteen percent (15%) of the balance due, or the amount agreed by Wax Works, Inc. to be paid to an attorney in collection of the balance due, not to exceed said percent.

                              MISCELLANEOUS TERMS

1. The terms of the prior note of 12/20/94 shall be null and void upon execution of this promissory note.

2. It is understood that as of this date the undersigned shall pay Wax Works, Inc. for purchase of all product described herein by check on delivery or electronic funds transfer as agreed upon between the parties.

3. The undersigned, Terry W. Schneider, in consideration of the credit granted to maker, hereby personally guarantees the prompt payment of all sums mentioned herein.

4. Execution of this agreement by the president has been authorized by the Board of Directors of maker, which shall cause this document to be binding upon the corporation.


                                        ROADRUNNER VIDEO GROUP, INC.

                                        BY   /s/  Terry W. Schneider
                                           -------------------------------------
                                           Terry W. Schneider, President

                                        GUARANTOR:
                                             /s/  Terry W. Schneider
                                           -------------------------------------
                                           Terry W. Schneider, Individually as
                                            personal guarantor


STATE OF KENTUCKY

COUNTY OF JEFFERSON

     The foregoing instrument was acknowledged before me this the ____ day of December, 1995, by Terry W. Schneider, Individually, as personal guarantor and by Terry W. Schneider, as President, on behalf of Roadrunner Video Group, Inc.


                                        ----------------------------------------

                                        Notary Public:
                                                      --------------------------

                                        My commission expires:
                                                              -----------------

Compounding interval: Monthly

Annual percentage rate . . . . . . . .: 12.000%
Effective annual rate  . . . . . . . .: 12.683%
Rate per compounding period. . . . . .:  1.0000%
Equivalent daily rate. . . . . . . . .:  0.03288%

Valuation date: 12-13-1995     Value: $859,419.69

CASH FLOW DATA

- ----------------------------------------------------------------------------
First date   Payment amount   -#-   Interval   Last date
- ----------------------------------------------------------------------------
01-20-1996   $ 30,000.00       33   Monthly    09-20-1998
10-20-1998   $ 30,445.43        1


AMORTIZATION SCHEDULE - Normal amortization

- ----------------------------------------------------------------------------------
Pmt      Date             Payment        Interest         Principal      Balance
- ----------------------------------------------------------------------------------
                                             Balance at 12-13-1995      859,419.69
  1     01-20-1996       30,000.00      10,591.82        19,408.18      840,011.51
  2     02-20-1996       30,000.00       8,400.12        21,599.88      818,411.63
  3     03-20-1996       30,000.00       8,184.12        21,815.88      796,595.75
  4     04-20-1996       30,000.00       7,965.96        22,034.04      774,561.71
  5     05-20-1996       30,000.00       7,745.62        22,254.38      752,307.33
  6     06-20-1996       30,000.00       7,523.07        22,476.93      729,830.40
  7     07-20-1996       30,000.00       7,298.30        22,701.70      707,128.70
  8     08-20-1996       30,000.00       7,071.29        22,928.71      684,199.99
  9     09-20-1996       30,000.00       6,842.00        23,158.00      661,041.99
 10     10-20-1996       30,000.00       6,610.42        23,389.58      637,652.41
 11     11-20-1996       30,000.00       6,376.52        23,623.48      614,028.93
 12     12-20-1996       30,000.00       6,140.29        23,859.71      590,169.22
1996 totals             360,000.00      90,749.53       269,250.47

 13     01-20-1997       30,000.00       5,901.69        24,098.31      566,070.91
 14     02-20-1997       30,000.00       5,660.71        24,339.29      541,731.62
 15     03-20-1997       30,000.00       5,417.32        24,582.68      517,148.94
 16     04-20-1997       30,000.00       5,171.49        24,828.51      492,320.43
 17     05-20-1997       30,000.00       4,923.20        25,076.80      467,243.63
 18     06-20-1997       30,000.00       4,672.44        25,327.56      441,916.07
 19     07-20-1997       30,000.00       4,419.16        25,580.84      416,335.23
 20     08-20-1997       30,000.00       4,163.35        25,836.65      390,498.58
 21     09-20-1997       30,000.00       3,904.99        26,095.01      364,403.57
 22     10-20-1997       30,000.00       3,644.04        26,355.96      338,047.61
 23     11-20-1997       30,000.00       3,380.48        26,619.52      311,428.09
 24     12-20-1997       30,000.00       3,114.28        26,885.72      284,542.37
1997 totals             360,000.00      54,373.15       305,626.85

 25     01-20-1998       30,000.00       2,845.42        27,154.58      257,387.79
 26     02-20-1998       30,000.00       2,573.88        27,426.12      229,961.67
 27     03-20-1998       30,000.00       2,299.62        27,700.38      202,261.29
 28     04-20-1998       30,000.00       2,022.61        27,977.39      174,283.90
 29     05-20-1998       30,000.00       1,742.84        28,257.16      146,026.74
 30     06-20-1998       30,000.00       1,460.27        28,539.73      117,487.01
 31     07-20-1998       30,000.00       1,174.87        28,825.13       88,661.88
 32     08-20-1998       30,000.00         886.62        29,113.38       59,548.50
 33     09-20-1998       30,000.00         595.49        29,404.51       30,143.99
 34     10-20-1998       30,445.43         301.44        30,143.99            0.00
1998 totals             300,445.43      15,903.06       284,542.37

Grand totals          1,020,445.43     161,025.74       859,419.69